AMENDMENT TO ASSET BASED
                       LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT TO ASSET BASED LOAN AND SECURITY AGREEMENT ("Amendment") is executed as of February 9, 2000 among LYTTON INCORPORATED ("Borrower"), a Delaware corporation whose mailing address is 1784 Stanley Avenue, Dayton, Ohio 45404 and THE PROVIDENT BANK, an Ohio banking corporation ("Bank"), whose mailing address si Courthouse Plaza, 10 West Second Street, Dayton, Ohio 45402.

                               RECITALS

A. Borrower and Bank entered into an Asset Based Loan and Security Agreement dated April 14, 1995, which was later amended on July 31, 1997, April 29, 1998, September 8, 1998 and June 30, 1999 ("Agreement"),
    whereby Bank has made certain loans to Borrower in the aggregate amount of $4,900,000.00 ("Loans")

B. The Loans are evidenced by (a) Borrower's Amended and Restated Revolving Asset Promissory Note in the amount of $3,000,000.00, (b) 'Borrower's Amended and Restated Term Loan Promissory Note in the amount of $1,400,000.00, and (c) Borrower's Amended and Restated Equipment Acquisition Promissory Note in the amount of $500,000.00, each of which are hereinafter collectively referred to as the "Notes".

C. Bank and Borrower wish to amend the Agreement to change the interest rate or rates charged under the Notes to add Techdyne, Inc. as a guarantor and to modify the financial covenants contained in the Agreement.

NOW THEREFORE, the Borrower and Bank agree as follows:

1. The Agreement is hereby amended by adding Section 2.6 which shall read as follows:

    Interest Rate.  Amounts advanced to Borrower under the Notes shall bear
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    interest at (i) a fluctuating rate equal to the Prime Rate  (as defined herein) charged by Bank, minus one-quarter of one percent (.25%) ("Prime Rate Election"); or (ii) at a fixed rate equal to the relevant Quoted LIBOR Rate plus two and one-half percent (2.50%) per annum, as elected by Borrower in the manner set out herein ("LIBOR Rate Election").

    Interest shall be calculated on a 360-day year basis and shall be due and payable on the first day of each calendar month (but charged based on actual days) during the term of and at maturity of the respective Notes. In the case of a Prime Rate Election, the interest rate shall be adjusted, whenever necessary, to reflect any change in the Prime Rate then in effect at the Bank, and such adjustment shall be effective on the date such change is announced as effective by the Bank. Such new rate shall remain in effect until the next date an adjustment is required or until the Borrower makes a LIBOR Rate Election or the respective Note is paid in full.

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       2.6.1 Interest Periods.   Commencing upon the execution of this
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    Amendment, or at the time Borrower gives any notice of borrowing relating to the Revolving Asset Loan, or at the time Borrower gives notice of conversion of any Loan subject to this Section 2.6 to a Quoted LIBOR
    Rate, which notice shall be given at least three (3) Business Days prior to the expiration of an existing Interest Period, and provided Borrower is not otherwise in default hereunder, Borrower shall have the right to elect the Interest Period applicable to a Quoted LIBOR Rate Election by giving the Bank notice thereof, which Interest Period shall be a thirty
    (30), sixty (60), ninety (90) or one hundred eighty (180) day period, provided, however, that Borrower shall have no right to elect an Interest Period that would extend beyond the maturity date of the Revolving Asset Loan, the Term Loan or the Equipment Acquisition Loan. In the case of the Revolving Asset Loan, the Interest Period may be selected at the time a request for an advance is made, in the manner required by the Bank for giving such notice. In the case of the Revolving Asset Loan, the Term Loan and the Equipment Acquisition Loan, the Interest Period and applicable interest rate may also be selected by giving notice in accordance with Section 2.6.2 below. The Interest Period may commence at any time after proper notice, and each Interest Period occurring thereafter, if any, in respect of such a Loan shall commence on the day on which the next preceding Interest Period expires. If any Interest Period would otherwise expire on a day which is not a business day, such Interest Period shall expire on the next succeeding business day.
    If upon the expiration of any Interest Period for a Quoted LIBOR Rate Election, Borrower has failed to repay the borrowing or elect a new Interest Period to be applicable, Borrower shall be deemed to have elected to convert to or continue (as the case may be) with a Prime
    Rate Election effective as of the expiration date of such current
    Interest Period.

       2.6.2 Continuation and Conversions.  Provided that no Event of Default
             ----------------------------
    then exists, Borrower shall have the option, subject to the provisions of Sections 2.6.1 and 2.6.3 and the following provisions of this Section 2.6.2, on the first day following expiration of an Interest Period in the case of a Quoted LIBOR Rate Election or at any time in the case of a Prime Rate Election, to continue a previously selected Quoted LIBOR Rate Election for an additional Interest Period or to convert all or a portion of the outstanding principal amount of under any Prime Rate Election to a Quoted LIBOR Rate Election, provided that the outstanding principal amount of Loans being continued as or converted into a Quoted LIBOR Rate Election shall be at least Two Hundred Fifty Thousand Dollars U.S. ($250,000.00). Each such conversion shall be effected by Borrower giving the Bank prior notice in the form as required by the Bank, specifying the Loan and amount of such Loan to be so continued or converted, and the Interest Period.

    2.6.3 Increased Costs, Illegality Etc.
          -------------------------------

       A. In the event the Bank shall have determined (which determination shall, absent manifest error be final and conclusive and binding upon all parties):

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          (i) on any date for determining the rate applicable to any Quoted
    LIBOR Rate Election for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of such Quoted LIBOR Rate Election; or

          (ii) at any time, that by reason of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as for example, but not limited to, a change in capital adequacy requirements or in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted LIBOR Rate and/or (y) other circumstances affecting a Bank or the interbank Eurodollar market or the position of such Bank in such market, the Quoted LIBOR Rate or T-Bill Rate shall not represent the effective pricing to such Bank for funding or maintaining the affected Quoted LIBOR Rate Election; or

          (iii) at any time, that the making or continuance of any Quoted LIBOR Rate Election has become unlawful by compliance by a Bank in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; then, and in any such event, the Bank shall on such date give notice to Borrower of such determination. Thereafter,
    (x) in the case of clauses (i) and (ii) above, Borrower shall pay to each Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Quoted LIBOR Rate Election at a rate per annum which shall equal the effective pricing to the Bank to make or maintain such Quoted LIBOR Rate Election, respectively, plus 2.25% per annum (a written notice as to additional amounts owed such Bank, showing the basis for the calculation thereof, submitted to Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) and (y) in the case of clause (iii), take one of the actions specified in Section 2.6.3.C. below, as promptly as possible and, in any event, within the time period required by law.

       B. If the Bank determines that (i) maintenance of any Quoted LIBOR Rate Election would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) deposits of a type and maturity appropriate to match fund any Quoted LIBOR Rate Election are not available , (ii) the Quoted LIBOR Rate does not accurately reflect the cost of making or maintaining a Quoted LIBOR Rate Election, then the Bank shall suspend the availability of the affected rate option and require any Quoted LIBOR Rate Election outstanding under an affected rate option to be repaid.

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       C. At any time that any of its Quoted LIBOR Rate Elections are affected by the circumstances described in Section 2.6.3.A. (iii), Borrower shall either (x) if the affected Quoted LIBOR Rate Election is then being made pursuant to an initial borrowing or a conversion, cancel said borrowing or conversion by giving the Bank telephonic notice confirmed in writing thereof on the same date that Borrower was notified by the Bank pursuant to Section 2.6.3.A, or (y) if the affected Quoted LIBOR Rate Elections are then outstanding, upon at least two (2) Business Days' notice to the Bank, require the Bank to convert each affected Quoted LIBOR Rate Election into a Prime Rate Election.

       2.6.4 Compensation.  Borrower shall compensate the Bank upon written
             ------------
    request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by them to make or carry a Quoted LIBOR Rate Election to the extent not recovered by the Bank in connection with the re-employment of such funds), which the Bank may sustain: (i) if for any reason
    (other than a default by the Bank) a borrowing of, or conversion from or into, Quoted LIBOR Rate Election does not occur on a date specified therefor in a notice of borrowing or notice of conversion (whether or not withdrawn), or (ii) as a consequence of any other default by Borrower to repay its Quoted LIBOR Rate Elections when required by the terms of this Agreement.

       2.6.5 Rate Adjustment.  Notwithstanding anything to the contrary
             ---------------
    contained herein, the Interest Rate charged under the Notes shall be reduced for the remaining term of each such Note to (i) a fluctuating rate equal to the Prime Rate charged by Bank, minus one half of one percent (.50%); or (ii) a fixed rate equal to the relevant Quoted LIBOR Rate plus two and one quarter percent (2.25%), effective as of January 1, 2001 if the following conditions are satisfied:

          a. The Debt Service Coverage Ratio (as defined herein) shall be greater than 2.00 to 1.00 for the year ending December 31, 2000;

          b. The ratio of Consolidated Liabilities to Consolidated Tangible Net Worth (both as defined herein) shall be not more than 2.25 to 1.00 as of December 31, 2000; and

          c. There has not occurred an Event of Default under the Agreement or under any loan from Bank to Techdyne, Inc.

       In the event the above conditions are satisfied, Borrower agrees to execute and deliver to Bank, an Amended and Restated Revolving Asset Note, an Amended and Restated Term Loan Note, and an Amended and Restated Equipment Acquisition Note each setting out the new interest rate set out herein, which new Notes shall be effective as of January 1, 2001.

2. The terms of the Revolving Asset Loan, Term Loan and Equipment Acquisition Loan each shall be extended for three (3) years commencing as of the date of this Agreement. Any extension or renewal of the Revolving Asset Loan, Term Loan or Equipment Acquisition Loan at the end of the original three-year term will be entirely within the Lender's discretion. The term of any such extension or renewal shall be for terms of not more than one (1) year at a time.

3. Section 3.1 of the Agreement is hereby amended to add Techdyne, Inc., a Florida corporation, as a guarantor of the Loans. Techdyne, Inc. shall guarantee the Borrower's performance of the Agreement and repayment of all principal and interest due under the Notes by execution of a Guaranty in form and substance satisfactory to the Bank. The Guaranty shall be secured by a security interest in all of assets, equipment, accounts, inventory and general intangibles of Techdyne, Inc., evidence by a Security Agreement from Techdyne, Inc. in form and substance satisfactory to Bank.

4. Section 3 of the Agreement is hereby amended to add a Conditional Assignment of Lease as Collateral for the Loans, wherein Borrower collaterally assigns to Bank its interest as Tenant under that certain Lease dated August 1, 1997 with Stanley Avenue Properties, Ltd for the premises at 1784 Stanley Avenue, Dayton, Ohio.

5. Section 6.17 of the Agreement is hereby amended and replaced in its entirety with the following language:

    Financial Covenants.  Maintain the following financial covenants:
    -------------------

       (a) Consolidated Tangible Net Worth at all times greater than $7,500,000.00.

       (b) A ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 2.6 to 1.0.

       (c) A Debt Coverage Ratio of at least 1.5 to 1.0.

    The following terms shall have the following meaning when used herein:

    "Consolidated Liabilities" shall mean all indebtedness, obligations and other liabilities of Borrower as depicted on the consolidated financial statements of Techdyne, Inc., whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with GAAP, be classified as liabilities on a consolidated balance sheet of Techdyne, Inc.


    "Consolidated Tangible Net Worth" shall mean, at any time, Stockholder's Equity, less the sum of (i) any surplus resulting from any write-up of assets subsequent to September 30, 1999, (ii) goodwill, including any amounts, however designated on a consolidated balance sheet of Techdyne, Inc. and its subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower and Techdyne, Inc.,
    (iii) patents, trademarks, tradenames and copyrights, (iv) any amount at which shares of capital stock of the Borrower appear as an asset on Techdyne's consolidated balance sheet, (v) deferred expenses and (vi) any other amount in respect of an intangible that should be classified as an asset on a consolidated balance sheet of Borrower in accordance with GAAP.

    "Debt Coverage Ratio" shall mean, as of any date, the ratio of (i) net income for the period of the four (4) most recent fiscal quarters ending on or prior to such date, after deducting taxes and cash dividends, and adding back depreciation, amortization, and interest expenses to (ii) interest expenses for such period, plus current maturities of long term debt as of such date.

    "Stockholder's Equity" shall mean, at any time, the aggregate of the following amounts set forth on a consolidated balance sheet of the Borrower and Techdyne, Inc. prepared in accordance with GAAP; (i) the par or stated value of all outstanding capital stock, (ii) capital surplus
    (iii) retained earnings and (iv) all indebtedness which is subordinated to the Loans in a manner satisfactory to the Bank.

6. Borrower hereby agrees to execute and deliver to Bank, an Amended and Restated Revolving Asset Promissory Note, an Amended and Restated Term Promissory Note, and an Amended and Restated Equipment Acquisition Promissory Note to reflect the change in interest rates as set out in Section 1 hereof.

7.  Borrower and Bank agree that:

    a. the execution and delivery of this Amendment is not intended to discharge any obligation of the Borrower due to the Bank under the Agreement;

    b. there is not novation by the execution and delivery of this Amendment;

    c. all the terms and conditions contained in the Agreement and all documents executed in accordance therewith, except as modified herein, shall continue unchanged and remain in full force and effect; and

    d. capitalized terms used in this Amendment and not defined herein shall have the meanings attributed to them in the Agreement.

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    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                            BORROWER:  LYTTON INCORPORATED,
                                       a Delaware corporation

                                           /s/ David Watts

                                       By:--------------------------------
                                           DAVID WATTS
                                       Its: Chief Financial Officer


                            BANK:      THE PROVIDENT BANK,
                                       an Ohio banking corporation

                                           /s/ Clifford M. Bishop

                                       By:--------------------------------
                                           Clifford M. Bishop, Vice President